UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Website address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)       Delta Air Lines, Inc. (“Delta”) today announced the promotion of John E. Laughter, 50, to Executive Vice President – Chief of Operations, effective June 1, 2021, becoming Delta’s principal operating officer. Mr. Laughter currently serves as Delta’s Senior Vice President and Chief of Operations, a position he has held since October 2020. Mr. Laughter previously served as Delta’s Senior Vice President – Flight Operations (March 2020 – October 2020), Senior Vice President - Corporate Safety, Security and Compliance (August 2013 – March 2020), Senior Vice President – Maintenance Operations (March 2008 – July 2013), and Vice President – Maintenance (December 2005 – March 2008). Mr. Laughter joined Delta in 1993.

As of the date of this report, no new compensatory arrangements have been entered into in connection with this appointment. The material terms of any new compensatory arrangements in connection with Mr. Laughter’s promotion will be disclosed in an amendment to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Peter W. Carter
Date: May 13, 2021	Peter W. Carter Executive Vice President and Chief Legal Officer

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